Exhibit 10.2

TIGERLOGIC CORPORATION
REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of January 17, 2013, by and among TIGERLOGIC CORPORATION, a Delaware corporation (the “Company”) and the stockholders identified on Exhibit A hereto (each, a “Holder” and, collectively, the “Holders”).

RECITALS

WHEREAS, in connection with that certain Agreement and Plan of Merger by and among the Company, Storycode, Inc. (“Target”), TLSC Merger Sub, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), and Jon Maroney dated as of December 27, 2012 (the “Merger Agreement”), Merger Sub is merging with and into Target and Target is becoming a wholly-owned subsidiary of the Company (the “Merger”);

WHEREAS, as a result of the Merger, the Holders are receiving shares of Common Stock; and

WHEREAS, in order to induce the Holders to vote to approve the Merger and/or support the other transactions contemplated to be effected in connection with the Merger, the Company desires to grant, and the Holders desire to be granted, the rights created herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

1.1                               Certain Definitions.  As used in this Agreement, the following terms shall have the meanings set forth below:

(a)                                 “Common Stock” means all shares of Common Stock of the Company.

(b)                                 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, as in effect from time to time.

(c)                                  “Indemnified Party” shall have the meaning set forth in Section 2.4(c) hereto.

(d)                                 “Indemnifying Party” shall have the meaning set forth in Section 2.4(c) hereto.

(e)                                  “Registrable Securities” shall mean (i) shares of Common Stock issued to the Holders in the Merger and (ii) any Common Stock issued as a dividend or other distribution with respect to the shares referenced in (i) above; provided, however, that Registrable Securities shall not include any shares of Common Stock which have previously been registered or which have been sold.

(f)                                   The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement under the Securities Act, and the ordering of the effectiveness of such registration statement.

(g)                                  “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including without limitation, all registration, qualification, and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of counsel for the Holders.

(h)                                 “Rule 144” shall mean Rule 144 as promulgated by the SEC under the Securities Act, as amended from time to time, or any similar successor rule.

(i)                                     “Rule 145” shall mean Rule 145 as promulgated by the SEC under the Securities Act, as amended from time to time, or any similar successor rule.

(j)                                    “SEC” shall mean the Securities and Exchange Commission.

(k)                                 “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor statute and the rules and regulations thereunder, as in effect from time to time.

(l)                                     “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder.

ARTICLE II
REGISTRATION RIGHTS

2.1                               Company Registration.

(a)                                 Company Registration.  If, at any time, the Company shall determine to register any of its securities either for its own account or the account of its security holders, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to the offer and sale of debt securities, (iii) a registration relating to a corporate reorganization or other Rule 145 transaction, or (iv) a registration on any registration form that does not permit secondary sales, the Company will:

(i)                                     promptly give written notice of the proposed registration to all Holders; and

(ii)                                  include in such registration (and any related qualification under state securities laws), except as set forth in Section 2.1(b) below, and in any underwriting involved therein, all of such Registrable Securities specified in written requests made by any Holders received by the Company within 10 business days after such written notice from the Company is mailed or delivered.  Such written request may specify all or a part of a Holder’s Registrable Securities.

(b)                                 Underwriting.

(i)                                     If the registration of which the Company gives notice involves an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.1(a)(i).  In such event, the right of any Holder to registration pursuant to this Section 2.1 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall (together with the Company and any other holders of securities of the Company with registration rights participating in such underwriting) enter into an underwriting agreement in reasonable and customary form with the representative of the underwriter or underwriters selected by the Company.

(ii)                                  Notwithstanding any other provision of this Section 2.1, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) limit the number of Registrable Securities to be included in, the registration and underwriting.  The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated as follows:  (i) first, to the Company for securities being sold for its own account, (ii) second, to the Holders requesting to include Registrable Securities, on a pro rata basis calculated based on the aggregate number of Registrable Securities held by such Holders , and (iii) and any other security holders seeking registration, on a pro rata basis calculated based on the aggregate number of securities held by such other security holders for which such other security holders seek registration.  For the avoidance of doubt, the Company agrees to take all reasonably necessary steps to ensure that no Holder is barred in whole or in part from including Registrable Securities the Holder desires to include in a registration unless (A) all other Holders holding Registrable Securities are similarly barred, on a pro rata basis calculated based on the aggregate number of Registrable Securities held by all Holders, from including their Registrable Securities that they desire to have , and (B) no holder of Company securities that are not Registrable Securities is able to include any of such securities in the registration.

(iii)                               If a person who has requested inclusion in a registration as provided above does not agree to the terms of an underwriting, the Registrable Securities or other securities held by such person shall also be excluded from the registration and underwriting by written notice from the Company or the underwriter.  If shares are so withdrawn from the registration and if the number of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors pursuant to Section 2.1(b), the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion, in the manner set forth above.

(c)                                  Right to Terminate Registration.  The Company shall have the right to terminate any registration initiated by it under this Section 2.1 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

2.2                               Expenses of Registration.  All Registration Expenses incurred in connection with registration pursuant to Section 2.1 shall be borne by the Company.  All Selling Expenses relating to securities registered on behalf of Holders shall be borne by all holders of securities included in such registration pro rata on the basis of the number of Registrable Securities so registered.

2.3                               Registration Procedures.  At its expense, the Company will use commercially reasonable efforts to:

(a)                       Prepare and file with the SEC a registration statement with respect to such offering and to cause such registration statement to become effective.

(b)                                 Keep such registration effective for a period of ending on the earlier of the date which is 180 days from the effective date of the registration statement or such time as the Holder or Holders have completed the distribution described in the registration statement relating thereto.

(c)                                  Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above;

(d)                                 Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any supplement to the prospectus, as a Holder from time to time may reasonably request;

(e)                                  Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities laws of such jurisdictions as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(f)                                   Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

(g)                                  Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)                                 Cause the Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

(i)                                     If the registration of which the Company gives notice involves an underwriting, (i) enter into an underwriting agreement in reasonable and customary form, provided that each Holder participating in such underwriting shall also enter into and perform its obligations under such agreement, (ii) to the extent required by the underwriter, cause to be delivered an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (iii) to the extent required by the underwriter, cause to be delivered a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

2.4                               Indemnification.

(a)                                 To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on:  (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification, or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder, any of such Holder’s officers, directors, partners, legal counsel or accountants, any person controlling such Holder, such underwriter or any person who controls any such underwriter and stated to be specifically for use therein; and provided, further that, the indemnity agreement contained in this Section 2.4(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned).

(b)                                 To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors, and partners, and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on:  (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any such registration statement, prospectus, offering circular, or other document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld, delayed or conditioned); and provided that in no event shall any indemnity under this Section 2.4 exceed the net proceeds from the offering received by such Holder.

(c)                                  Each party entitled to indemnification under this Section 2.4 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.4, to the extent such failure is not prejudicial.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.  Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d)                                 If the indemnification provided for in this Section 2.4 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e)                                  Notwithstanding the foregoing, to the extent that the indemnification and contribution provisions contained in the underwriting agreement entered into in connection with the underwritten public offering conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

2.5                               Information by Holder.  Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing.

2.6                               Delay of Registration.  No Holder shall have any right to take any action to restrain, enjoin, or delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.7                               Non-assignment of Registration Rights.  The registration rights under this Article II may not be assigned by a Holder without the Company’s consent as set forth in Section 3.4, provided that no consent is needed to assign the registration rights under this Article II in connection with a transfer by a Holder of Registrable Securities (a) by bona fide gift, will or intestacy or (b) as a distribution to limited partners, members or shareholders of a Holder, if such Holder is an entity (provided that in the case of (a) and (b), the recipient agrees to be bound by the terms of this Agreement).

2.8                               Termination of Registration Rights.  The right of any Holder to request registration shall terminate on the earlier of (i) the date such Holder sells all of its Registrable Securities and (ii) five years after the date hereof.

2.9                               Registrations during Lockup Period.  As of the date of this Agreement the Registrable Securities are subject to the terms of those certain Lock-Up Agreements dated as of even date herewith, each by and between a Holder and the Company (the “Lockup Agreements”).  If during the Lockup Period (as defined in the Lockup Agreements) the Company registers or seeks to register securities in a manner that, were the Lockup Period terminated, would give rights to Holders to include some or all of the Registrable Securities in such registration, then the Company shall use commercially reasonable efforts to add Registrable Securities to such registration by (i) on or prior to the date that is 10 business days prior to the last day of the Lockup Period, provide the notice required by Section 2.1(a), and (ii) otherwise follow the procedures and take such other actions as required by Section 2 relating to the registration of such Registrable Securities, as if the proposed addition of Registrable Securities were contemplated in connection with the initial filing of such registration.

ARTICLE III
MISCELLANEOUS

3.1                               Amendment.  Except as provided herein, neither this Agreement nor any term hereof may be amended, waived or terminated other than by a written instrument signed by the Company and the Holders holding a majority of the Registrable Securities (excluding any of such shares that have been sold to the public or pursuant to Rule 144).  Any such amendment, waiver or termination effected in accordance with this paragraph shall be binding upon each Holder.  Each Holder acknowledges that as a result, the holders of a majority of the Registrable Securities (excluding any of such shares that have been sold to the public or pursuant to Rule 144) will have the power to diminish or eliminate all rights of such Holder under this Agreement.

3.2                               Notices.  All notices and other communications required or permitted to be given hereunder shall be sent in writing to the party to whom it is to be given with copies to all other parties as follow (as elected by the party giving such notice) and be either personally delivered against receipt, by facsimile, e-mail or other wire transmission, by registered or certified mail (postage prepaid, return receipt requested) or deposited with an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)                                 if to a Holder, at the Holder’s address, facsimile number or email address as shown in the Company’s records, as updated in accordance with the provisions hereof; or

(b)                                 if to the Company:

TigerLogic Corporation
153 Castro Street, Suite 300
Mountain View, CA 94041
Attention:  Thomas G. Lim
Facsimile:  (650) 649-0115
E-mail:  thomas.lim@tigerlogic.com

with a copy to:

Arnold & Porter LLP
Three Embarcadero Center, Seventh Floor
San Francisco, CA  94111-4024
Attention:  Julia Vax
Facsimile:  (415) 471-3400
E-mail:  julia.vax@aporter.com

All notices and other communications shall be deemed to have been given (i) when received if given in person, (ii) on the date of electronic confirmation of receipt if sent by facsimile, e-mail or other wire transmission, (iii) 5 business days after being deposited in the U.S. mail, certified or registered mail, postage prepaid or (iv) one Business Day after being deposited with a reputable overnight courier.  Notices sent via e-mail must also be sent via facsimile on the same day.

3.3                               Governing Law.  This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.

3.4                               Successors and Assigns.  Except as expressly set forth in Section 2.7, this Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred or delegated by any Holder without the prior written consent of the Company.  Any attempt by a Holder without such permission to assign, transfer or delegate any rights, duties or obligations that arise under this Agreement shall be void.  Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties.

3.5                               Entire Agreement.  This Agreement constitutes the entire agreement between the parties with regard to the subjects hereof.

3.6                               Delays or Omissions.  Except as expressly provided herein, no delay or omission to exercise any right or remedy accruing to any party to this Agreement upon any breach or default of any other party shall impair any such right or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, consent or approval of any kind on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions of this Agreement, must be in writing.

3.7                               Titles.  The titles used in this Agreement are used for convenience only and are not to be considered in interpreting this Agreement.

3.8                               Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

3.9                               Telecopy Execution and Delivery.  A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of such party can be seen.  Such execution and delivery shall be considered valid and effective for all purposes.

3.10                        Jurisdiction; Venue.  With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in San Francisco County in the State of California (or in the event of exclusive federal jurisdiction, the courts of the Northern District of California).

3.11                        Further Assurances.  Each party hereto agrees to execute and deliver all such additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement effective as of the date first above written.

TIGERLOGIC CORPORATION

By:	/s/ Richard W. Koe
Name: Richard W. Koe
Title: Chairman and CEO

HOLDERS

By:	/s/ Jon Maroney
Name: Jon Maroney

By:	/s/ Dave Salmon
Name: Dave Salmon

By:	/s/ David Boyd
Name: David Boyd

By:	/s/ James McDermott
Name: James McDermott

By:	/s/ Jason Porath
Name: Jason Porath

ENTREPRENEUR MEDIA, INC.

By:	/s/ Ryan Shea
Name: Ryan Shea
Title: President

EXHIBIT A

HOLDERS

Jon Maroney

Dave Salmon

David Boyd

James McDermott

Jason Porath

Entrepreneur Media, Inc.